                                                                   EXHIBIT 10.27

                              AMENDMENT NUMBER ONE
                                       TO
                                CREDIT AGREEMENT

     THIS AMENDMENT NUMBER ONE TO CREDIT AGREEMENT ("Amendment"), is entered into as of August 29th, 2006, by and between COMERICA BANK ("Bank") and
UNIVERSAL ELECTRONICS  INC.,  a  Delaware  corporation  ("Borrower"),   in light
of  the following:

     A. Borrower and Bank have previously entered into that certain Credit Agreement, dated as of September 15, 2003, as amended (the "Agreement").

     B. Borrower and Bank desire to amend the Agreement as provided for and on the conditions set forth herein.

     NOW, THEREFORE, Borrower and Bank hereby amend and supplement provisions of the Agreement as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless otherwise defined herein,

     2. AMENDMENTS.

          (a) The definition of "Applicable Unused Revolving Commitment Fee Percentage" in Section 1.1 of the Agreement is hereby amended to read as follows:

               "Applicable Unused Revolving Commitment Fee Percentage" means the percentage set forth in the table below opposite the average daily collected deposits of Borrower maintained at Bank for the prior fiscal quarter:

    AVERAGE DAILY                     APPLICABLE UNUSED REVOLVING
COLLECTED DEPOSITS OF                  COMMITMENT FEE PERCENTAGE
 BORROWER MAINTAINED
      AT BANK
------------------------              ---------------------------
    Greater than                                 0.000%
     $5,000,000
Equal to or greater than                         0.125%
  $2,000,000 and less
   than or equal to
     $5,000,000
Less than $2,000,000                             0.250%

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          (b) The  definition of "Revolving  Loans Maturity Date" in Section 1.1
of the Agreement is hereby amended to read as follows:

               "Revolving Loans Maturity Date" means August 31, 2009.

          (c) Section 7.10(c) of the Agreement is hereby amended to read as follows:

               (c) Notwithstanding Section 7.10(a), Borrower may redeem or purchase on the open market, at any time from August 31, 2006 through the term of this Agreement, up to 2,000,000 shares of its outstanding Common Stock in addition to any such shares previously purchased.

          (d) Section 7.15(a) of the Agreement is hereby amended to read as follows:

               (a) Consolidated Effective Tangible Net Worth, measured as of the end of each fiscal quarter, at any time to be less than the sum, increased each year on an aggregate basis, of $66,000,000 plus, as of the end of each of Borrower's fiscal years, 25% of Consolidated Net Income for such fiscal year.

          (e) Section 10.12 of the Agreement is hereby amended to add thereto the following new subsection (d):

               (d) Judicial Reference Provision.

                    (a) In the event the jury trial  waiver  set forth  above in
               Section 10.12(c) is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

                    (b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section 10.12(d), the "Comerica Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").

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                    (c) The matters that shall not be subject to a reference are the  following:  (i)  nonjudicial  foreclosure  of  any  security
               interests  in  real  or  personal  property,   (ii)  exercise  of
               self-help  remedies  (including,  without  limitation,  set-off),
               (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

                    (d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted Pursuant to CCP Section 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

                    (e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

                    (f) The  referee  will  have  power to  expand  or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot

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

               be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

                    (g) Except as expressly set forth herein,  the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

                    (h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP Section 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action bad been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the Final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                    (i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California

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               Arbitration Act Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

                    (j) THE PARTIES RECOGNIZE AND AGREE THAT ALL  CONTROVERSIES,
               DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank, that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

     4. NO DEFAULTS. Borrower hereby affirms to Bank that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

     5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Bank of:

          (a) an executed copy of this Amendment;

          (b)  payment  to  Bank  of  a  commitment   fee  equal  to  $3,000  in
consideration  of this  Amendment;  and

          (c) payment of all of Bank's costs and expenses incurred in connection with this Amendment.

     6.  COSTS  AND  EXPENSES.   Borrower  shall  pay  to  Bank  all  of  Bank's
out-of-pocket costs and expenses arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

     7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in fall force and effect.

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

     8. CHOICE OF LAW. This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

COMERICA BANK                                   UNIVERSAL ELECTRONICS INC.,
                                                a Delaware corporation
By: /s/ Thomas R. Kelly
    --------------------
Its:  Vice President                            By: Bryan M. Hackworth
                                                    ----------------------------
                                                Its: Chief Financial Officer
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